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                                   EXHIBIT 5

                      OPINION OF JACKSON & WALKER, L.L.P.






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                            JACKSON & WALKER, L.L.P.
                          901 MAIN STREET, SUITE 6000
                            DALLAS, TEXAS 75202-3797

                                 July 14, 1995

TCA Cable TV, Inc.
3015 SSE Loop 323
Tyler, Texas 75713-0489

         Re:     Registration Statement on Form S-8 of TCA Cable TV, Inc.

Gentlemen:

         We are acting as counsel for TCA Cable TV, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 250,000 additional shares of the Company's Common Stock, par value $0.10 per share (the "Shares") to be issued upon exercise of options to be granted from time to time under the Company's Amended and Restated Incentive Stock Option Plan. A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission on or about the date hereof.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Articles of Incorporation, as amended, and the Bylaws of the Company. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, it is our opinion that the Shares, when sold by the Plan in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Jackson & Walker, L.L.P.